EXHIBIT 21.1
================================================================================


SUBSIDIARIES OF THE COMPANY

     NEMA Properties, LLC, ("NEMA")is a wholly-owned subsidiary of Registrant. NEMA is organized under the laws of the State of Texas and is doing business under the name NEMA Properties, LLC.

     AMEN Minerals, LLC ("Minerals") is a wholly-owned subsidiary of Registrant. Minerals is organized under the laws of the State of Delaware and is doing business under the name AMEN Minerals, LLC.

     AMEN Delaware, LLC ("Delaware") is a wholly-owned subsidiary of Registrant. Delaware is organized under the laws of the State of Delaware and is doing business under the name AMEN Delaware, LLC.

     W Power and Light, LLC ("W Power") is a wholly-owned subsidiary of Registrant. W Power is organized under the laws of the State of Delaware and is doing business under the name W Power and Light, LLC.

     Priority Power Management, LLC ("Priority Power") is a wholly-owned subsidiary of Registrant. Priority Power is organized under the laws of the State of Texas and is doing business under the name Priority Power, LLC.


                                       39